As filed with the Securities and Exchange Commission on October 31, 2025
No. 333-283810
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	22-0790350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Route 206 & Province Line Road, Princeton, New Jersey 08543
(609) 252-4621
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
BMS Ireland Capital Funding Designated Activity Company
(Exact name of registrant as specified in its charter)

Ireland	98-1887985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Plaza 254, Blanchardstown Corporate Park 2,
Dublin 15, D15 T867, Ireland
+353 1 483 3625
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Cari Gallman, Esq.
Executive Vice President, General Counsel and Chief Policy Officer
Route 206 & Province Line Road
Princeton, New Jersey 08543
(609) 252-4621
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Sophia Hudson, P.C.
Asher Qazi
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4750
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the registrant in light of market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-283810) (the “Registration Statement”) of Bristol-Myers Squibb Company is being filed for the following purposes:
•	to add BMS Ireland Capital Funding Designated Activity Company, a wholly-owned subsidiary of Bristol-Myers Squibb Company, as a co-registrant on the Registration Statement;
•	to add the offering of debt securities of BMS Ireland Capital Funding Designated Activity Company, which will be fully and unconditionally guaranteed by Bristol-Myers Squibb Company; and
•	to amend and update the prospectus which forms a part of the Registration Statement.
The Registration Statement was originally filed on December 13, 2024. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

BRISTOL-MYERS SQUIBB COMPANY

DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS
GUARANTEES
BMS IRELAND CAPITAL FUNDING DESIGNATED ACTIVITY COMPANY
DEBT SECURITIES
Bristol-Myers Squibb Company (“Parent”) may from time to time offer its debt securities, preferred stock, depositary shares, common stock, warrants or guarantees, in one or more offerings pursuant to this prospectus. BMS Ireland Capital Funding Designated Activity Company, a wholly-owned subsidiary of Parent (“Finance Sub”), may from time to time offer its debt securities, which will be fully and unconditionally guaranteed by Parent, in one or more offerings pursuant to this prospectus. The specific terms of the securities to be offered will be described in a supplement to this prospectus.
Parent or Finance Sub, as the case may be, may offer and sell these securities to or through agents, underwriters or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement.
YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.
The common stock of Parent is listed on the New York Stock Exchange under the symbol “BMY.” If Parent or Finance Sub decides to list or seek a quotation for any of their debt securities, the applicable prospectus supplement relating to those debt securities will disclose the exchange or market on which those debt securities will be listed or quoted.
Neither the Securities and Exchange Commission (the “SEC” or “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus. In addition, please review any additional risk factors in any applicable prospectus supplement and any documents we incorporate by reference herein and therein, before you make your investment decision.
The date of this prospectus is October 31, 2025.

i

ABOUT THIS PROSPECTUS
When used in this prospectus, (i) the “Company,” “Bristol Myers Squibb,” “BMS,” “we,” “our” and “us” refer to Bristol-Myers Squibb Company and its consolidated subsidiaries, including Finance Sub, unless otherwise specified or the context otherwise requires, (ii) “Parent” refers to Bristol-Myers Squibb Company, excluding its consolidated subsidiaries, and (iii) “Finance Sub” refers to BMS Ireland Capital Funding Designated Activity Company. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the applicable prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
You should read this prospectus and any applicable prospectus supplement together with the additional information described herein under the heading “Where You Can Find More Information; Documents Incorporated by Reference.” We have not authorized any person to provide you with different information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any applicable jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents we incorporate by reference in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference) contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on our current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These statements are likely to relate to, among other things, our goals, plans and objectives regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, performance or results of current and anticipated products, our business development strategy and in relation to our ability to realize the projected benefits of our acquisitions, alliances and other business development activities, the impact of any pandemic or epidemic on our operations and the development and commercialization of our products, potential laws and regulations to lower drug prices, government actions relating to the imposition of new tariffs, market actions taken by private and government payers to manage drug utilization and contain costs, the expiration of patents or data protection on certain products, including assumptions about our ability to retain marketing exclusivity of certain products, and the outcome of contingencies such as legal proceedings and financial results. Such events and factors include, but are not limited to, those listed under “Risk Factors” in the documents incorporated by reference herein, enumerated in the section “Where You Can Find More Information; Documents Incorporated by Reference” of this prospectus, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, that we believe could cause actual results to differ materially from any forward-looking statement. No forward-looking statement can be guaranteed.
Although we believe that we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus (including the documents incorporated by reference) not to occur. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise after the date of this prospectus.

INFORMATION ABOUT PARENT
Parent was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger.
We operate in one segment engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products on a global basis. For additional information about our business segment, refer to “Item 8. Financial Statements and Supplementary Data—Note 1. Accounting Policies and Recently Issued Accounting Standards” in our Annual Report on Form 10-K for the year ended December 31, 2024.
We compete with other global research-based biopharmaceutical companies, smaller research companies and generic drug manufacturers. Our products are sold worldwide, primarily to wholesalers, distributors, specialty pharmacies, and to a lesser extent, directly to retailers, hospitals, clinics and government agencies. We have significant manufacturing operations in the U.S., Puerto Rico, Switzerland, Ireland, and the Netherlands.
Our principal executive offices are located at Route 206 & Province Line Road, Princeton, NJ, and our telephone number is (609) 252-4621. We maintain a website at www.bms.com. The information on or accessible through our website is not incorporated by reference in this prospectus.

INFORMATION ABOUT FINANCE SUB
Finance Sub is a newly formed, wholly-owned subsidiary of Parent. Finance Sub is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that Finance Sub may issue in the future that are fully and unconditionally guaranteed by Parent. No historical information relating to Finance Sub is presented or incorporated by reference in this prospectus.
Finance Sub is a designated activity company limited by shares incorporated under the laws of Ireland on April 9, 2025. The registered office of Finance Sub is located at Plaza 254, Blanchardstown Corporate Park 2, Dublin 15, D15 T86, Ireland, and its telephone number is +353 1 483 3625.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, including, in particular, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024. See “Where You Can Find More Information; Documents Incorporated by Reference.” Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment. Furthermore, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds from any offering will be used for general corporate purposes. General corporate purposes may include, among other things, the repayment of debt, investments in or extensions of credit to our subsidiaries, share repurchases or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES OF PARENT
In this “Description of the Debt Securities of Parent” section, all references to “us,” “we” or “our” refer to Bristol-Myers Squibb Company and its successors, as the issuer of debt securities that may be offered hereunder, and not to any of its subsidiaries.
The following description sets forth the general terms that may apply to our debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms; the specific terms of any offered debt securities and the extent to which the general terms described below apply to any offered debt securities will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued in one or more series under the indenture, dated as of June 1, 1993, as subsequently supplemented, between us and a predecessor to The Bank of New York Mellon, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under one or more indentures to be entered into between us and a trustee to be named later in a prospectus supplement. These indentures are referred to as the “subordinated indentures.” The senior indenture and the subordinated indentures are together called the “indentures.” Copies of the indentures are or will be filed as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indentures.
The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture, as supplemented for a particular offering of debt securities. A form of each debt security and the applicable supplemental indenture, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
General
None of the indentures limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by our board of directors from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.
The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms may include, among others, the following:
•	the title and type of the debt securities;
•	the total principal amount of the debt securities;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the date or dates on which the principal of the debt securities will be payable or the method of determining such dates;
•
whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;

•
the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

•	any optional or mandatory redemption provisions;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;
•	any changes to or additional events of default or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	any conversion or exchange provisions; and
•	any other specific terms of the debt securities.
Unless we otherwise specify in the applicable prospectus supplement:
•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.
Debt securities may bear legends required by applicable laws and regulations or the rules of any securities exchange.
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the senior debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286. The security registrar for any subordinated debt securities will be designated in the applicable prospectus supplement.
In the event of any redemption in part of any series of debt securities, we will not be required to issue, register the transfer of or exchange debt securities of any series between the opening of business 15 days before the day of the mailing of a notice of redemption of securities of such series selected for redemption and the close of business on the date of such mailing.
Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the debt securities are registered on days specified in the indentures or any applicable prospectus supplement.
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon our written request, any unclaimed amounts to us.

Our paying agent in the United States for the senior debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286. We will designate the paying agent for any subordinated debt securities in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the applicable prospectus supplement.
Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to our depositary arrangements:
Book-Entry Securities.
Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities.”
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as “participants.”
The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.
Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the applicable indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.
Owners of book-entry securities:
•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of those debt securities under the applicable indenture.
The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
In certain special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors will need to consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.

The applicable prospectus supplement will list the circumstances for terminating a global security that would apply to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.
Satisfaction and Discharge
The indentures will cease to be of further effect with respect to a series of debt securities that have matured or will mature or be called for redemption within one year if, among other conditions, we deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the debt securities, then at our option:
1.	we will be discharged from our obligations with respect to the debt securities; and/or
2.	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.
To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. In addition, as a condition to either of the above elections, no event of default or event which with notice or lapse of time would become an event of default with respect to the applicable debt securities should have occurred and be continuing on the date of such deposit, and we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action, and in the case of debt securities being legally defeased as described in (1) above, a ruling to that effect from the Internal Revenue Service.
If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such debt securities and rights relating to the registration of, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Events of Default, Notice and Waiver
If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement) plus accrued and unpaid interest on all debt securities of that series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities.
Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:
•	we fail to pay the principal of or any premium on such debt security when due;
•	we fail to deposit any sinking fund payment on such series when due;
•	we fail to pay interest when due on such series for 30 days after it is due;
•
we fail to perform any other covenant in the indenture related to the debt securities of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities) from the trustee or by holders of at least 25% in principal amount of the debt securities of such series;

•	we or a court takes certain actions relating to the bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.
For the events of default applicable to a particular series of debt securities, see the applicable prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indentures, and a default under one series of debt securities will not necessarily be a default under another series.
Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days after the occurrence thereof unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.
A trustee is not obligated to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Holders of a majority in principal amount of outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
Each indenture includes a covenant that we will deliver within 120 days after the end of each fiscal year to the trustee a certificate of no default, or specifying the nature and status of any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indentures
Together with the trustee, we may, when authorized by our board of directors, modify the indentures without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities.
Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
•	change the stated maturity of any debt security;
•	reduce the principal, premium (if any), rate of interest or change the method of computing the amount of principal or interest on any debt security;
•	change any place of payment or the currency in which any debt security or any premium or interest thereon is payable;
•	impair the right to sue for the enforcement of any payment after the stated maturity or redemption date;
•
reduce the percentage in principal amount of outstanding debt securities of any series that requires the holders thereof to consent to any modification, amendment or waiver under the applicable indenture; or

•
modify the provisions in the indentures relating to (i) adding provisions or changing or eliminating provisions of the indenture which require the consent of holders, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase any applicable percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the applicable holders.

Notices to Holders
Notice shall be given to holders of debt securities by mail to the addresses of the holders as they appear in the Security Register.

Title
We, the trustee, and any agent of ours or the trustee may treat the registered owner of any registered debt security as the absolute owner of that debt security for all purposes.
Replacement of Securities
We will replace debt securities that have been mutilated, destroyed, stolen or lost, but you will have to pay for the replacement, and in the case of a mutilated debt security, you will have to surrender the mutilated debt security to the trustee first. Additionally, debt securities that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a mutilated, destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
Our Relationship with the Trustees
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustees under the subordinated indentures.
Merger Covenant
The following covenant is applicable to both our senior debt securities and our subordinated debt securities. We may not, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer our properties and assets substantially as an entirety to another person unless:
•	the successor is a U.S. corporation or person;
•	the successor assumes, by a supplemental indenture, on the same terms and conditions all the obligations under the debt securities and the indentures;
•
immediately after giving effect to the transaction, there is no event of default under the applicable indenture and no event which, after notice or lapse of time, or both, would become an event of default; and

•
we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the conditions set forth in the senior indenture or subordinated indentures, as applicable.

The successor corporation will take over all of our rights and obligations under the indentures.
Senior Debt Securities
The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
Covenants.
The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the senior debt securities are outstanding, unless the applicable prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.
Limitation on Liens. We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:
•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;
•	mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary;

•
mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;
•	any mortgages and liens securing industrial development, pollution control or similar revenue bonds;
•	with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

•
mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the “Limitation on Liens” covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.
General. The covenants described above generally only restrict our and our Subsidiaries’ ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of our Consolidated Net Tangible Assets and which our board of directors believes are of material importance to our business (see the definition of “Restricted Property” below). Other than the restrictions on liens and Sale and Leaseback Transactions described above, the senior indenture and the senior debt securities do not contain any covenants or other provisions designed to protect holders of the senior debt securities in the event of a highly leveraged transaction involving us.
Definitions.
“Consolidated Net Tangible Assets” means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” means:
•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;
•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and

•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.
“Funded Debt” means:
•	our Debt or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and
•	Debt classified as long-term debt under generally accepted accounting principles.
The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.
“Restricted Property” means:
•
any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our board of directors’ opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.
In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Sale and Leaseback Transaction” means any arrangement pursuant to which we or any Subsidiary leases from another person any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than:
•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;
•	leases between us and a Subsidiary or between Subsidiaries;
•
leases executed by the time of, or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Subsidiary” means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.
Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.
In addition, claims of our subsidiaries’ creditors and preferred stockholders generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of our subsidiaries.

The subordinated indentures will define “senior indebtedness” to mean the principal of, premium, if any, and interest on:
•
all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same rank as, or ranks junior to, the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.
However, the term “senior indebtedness” will not include:
•	any of our obligations to our Subsidiaries;
•	any liability for Federal, state, local or other taxes owed or owing by us;
•	any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;
•
any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

•	any obligations with respect to any capital stock; or
•	any indebtedness incurred in violation of the subordinated indenture.
There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indentures. The subordinated debt securities will rank equally with our other subordinated indebtedness.
Under the subordinated indentures, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:
•	any senior indebtedness is not paid when due; or
•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.
The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness’ maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.
In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indentures will be made to holders of the senior indebtedness.
If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indentures otherwise permit payment at that time.
As a result of the subordination provisions contained in the subordinated indentures, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

DESCRIPTION OF THE DEBT SECURITIES OF FINANCE SUB AND RELATED GUARANTEES
In this “Description of the Debt Securities of Finance Sub and Related Guarantees” section, all references to (i) the “Subsidiary Issuer” refer to BMS Ireland Capital Funding Designated Activity Company and its successors, as the issuer of debt securities that may be issued hereunder, and not to any of its subsidiaries, and (ii) “Parent” refer to Bristol-Myers Squibb Company and its successors, as the guarantor of the debt securities that may be issued hereunder, and not to any its subsidiaries.
The following description sets forth the general terms that may apply to the Subsidiary Issuer’s debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms; the specific terms of any offered debt securities and the extent to which the general terms described below apply to any offered debt securities will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
The debt securities will be the Subsidiary Issuer’s senior debt securities. Any debt securities of the Subsidiary Issuer that may be offered hereunder will be fully and unconditionally guaranteed by Parent. The Subsidiary Issuer is a designated activity company limited by shares incorporated under the laws of Ireland. The Subsidiary Issuer is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that the Subsidiary Issuer may issue in the future that are fully and unconditionally guaranteed by Parent. The Subsidiary Issuer’s debt securities will be issued in one or more series under the indenture, dated as of October 31, 2025, entered into among the Subsidiary Issuer, Parent and The Bank of New York Mellon, as trustee. This indenture is referred to as the “Finance Sub Indenture” and is filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the Finance Sub Indenture.
The following summary of provisions of the Finance Sub Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Finance Sub Indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the Finance Sub Indenture, as supplemented for a particular offering of debt securities. A form of each debt security and the applicable supplemental indenture, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
General
The Finance Sub Indenture does not limit the amount of debt securities that the Subsidiary Issuer may issue. The debt securities will be unsecured and will have the same rank as all of the Subsidiary Issuer’s other unsecured and unsubordinated debt.
The debt securities may be issued in one or more separate series of senior debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms may include, among others, the following:
•	the title and type of the debt securities;
•	the total principal amount of the debt securities;
•	whether the debt securities of such series are subject to subordination and the terms of such subordination;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the date or dates on which the principal of the debt securities will be payable or the method of determining such dates;

•
whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;

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the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

•	any optional or mandatory redemption provisions;
•	any sinking fund or other provisions that would obligate the Subsidiary Issuer to repurchase or otherwise redeem the debt securities;
•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;
•	any changes to or additional events of default or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	any conversion or exchange provisions; and
•	any other specific terms of the debt securities and the guarantees thereof.
Unless we otherwise specify in the applicable prospectus supplement:
•	the debt securities will be registered debt securities;
•	registered debt securities denominated in Euros will be issued in denominations of €100,000 or integral multiples of €1,000 in excess thereof; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
Debt securities may bear legends required by applicable laws and regulations or the rules of any securities exchange.
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If the Subsidiary Issuer issues these securities, the applicable prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.
Guarantee of Debt Securities
Parent will unconditionally and irrevocably guarantee, on an unsecured senior basis, the payment of all of the Subsidiary Issuer’s obligations under each series of debt securities issued under the Finance Sub Indenture and all other amounts owed under the Finance Sub Indenture pursuant to the guarantee (the “Guarantee”) included in the Finance Sub Indenture. If the Subsidiary Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the Finance Sub Indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment. The Guarantee will not be subordinated to any of Parent’s other debt obligations and therefore will rank equally with all of Parent’s other unsecured and unsubordinated indebtedness. Upon a Parent Assumption (as defined herein), Parent shall cease to Guarantee any of the debt securities.
Substitution of Parent as Issuer
Under the Finance Sub Indenture, Parent will have the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the Subsidiary Issuer under each series of debt securities that are then outstanding under the Finance Sub Indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the Finance Sub Indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Subsidiary Issuer will be relieved of any further obligations under the assumed series of debt securities and the Finance Sub Indenture and (ii) Parent will be released from all obligations under the Guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related provisions included in the Finance Sub Indenture. Following such Parent Assumption, references herein and in the Finance Sub Indenture to the “Subsidiary Issuer” shall be deemed to instead refer to Parent.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286.
In the event of any redemption in part of any series of debt securities, the Subsidiary Issuer will not be required to register, transfer or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of securities of such series selected for redemption and ending at the close of business on the day of such transmission.
Payment and Paying Agent
The Subsidiary Issuer will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the debt securities are registered on days specified in the Finance Sub Indenture or any applicable prospectus supplement.
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon the Subsidiary Issuer’s written request, any unclaimed amounts to the Subsidiary Issuer.
We will designate the paying agent for any debt securities in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with or on behalf of a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the applicable prospectus supplement.
Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to the Subsidiary Issuer’s depositary arrangements:
Book-Entry Securities.
Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities.”
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as “participants.”
The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by the Subsidiary Issuer, if the Subsidiary Issuer offers and sells those securities directly.

Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the Finance Sub Indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.
Owners or holders of book-entry securities:
•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of those debt securities under the Finance Sub Indenture.
The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
In certain special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors will need to consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.
The applicable prospectus supplement will list the circumstances for terminating a global security that would apply to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary—and not the Subsidiary Issuer, Parent or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.
Satisfaction and Discharge
The Finance Sub Indenture will cease to be of further effect with respect to a series of debt securities that have matured or will mature or be called for redemption within one year if, among other conditions, the Subsidiary Issuer deposits with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of the Subsidiary Issuer’s and Parent’s obligations under the Finance Sub Indenture. If the Subsidiary Issuer deposits, or causes to be deposited, with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the debt securities, then at the Subsidiary Issuer’s option:
1.	the Subsidiary Issuer and Parent will be discharged from their obligations with respect to the debt securities; and/or
2.
the Subsidiary Issuer and Parent will no longer be under any obligation to comply with certain restrictive covenants under the Finance Sub Indenture, and certain events of default will no longer apply to the Subsidiary Issuer or to Parent.

To make either of the above elections, the Subsidiary Issuer must deposit, or cause to be deposited, in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. In addition, as a condition to either of the above elections, no event of default or event which with notice or lapse of time would become an event of default with respect to the applicable debt securities should have occurred and be continuing on the date of deposit (other than that resulting from borrowing funds to be applied to make the deposit and the granting of any liens in connection therewith). Additionally, the Issuer must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action, and in the case of debt securities being legally defeased as described in (1) above, a ruling to that effect from the Internal Revenue Service. The Subsidiary Issuer must also deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.
If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the Finance Sub Indenture, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such debt securities and rights relating to the registration of, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Events of Default, Notice and Waiver
If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal amount of such securities as may be described in the applicable prospectus supplement) plus accrued and unpaid interest on all debt securities of that series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities (however holders of not less than a majority in principal amount of the debt securities of such series may rescind an acceleration and its consequences).
The Finance Sub Indenture defines an event of default in connection with any series of debt securities as one or more of the following events:
•	the Subsidiary Issuer fails to pay the principal of or any premium on such debt security when due and such failure continues for a period of one business day;
•	the Subsidiary Issuer fails to make any sinking fund payment for 60 days after it is due;
•	the Subsidiary Issuer fails to pay interest when due on such series for 60 days after it is due;
•
the Subsidiary Issuer or Parent fails to perform any other covenant in the Finance Sub Indenture related to the debt securities of the series and this failure continues for 90 days after the Subsidiary Issuer receives written notice of it from the trustee or by holders of at least 33% in principal amount of the debt securities of such series; provided that (i) the trustee, or the trustee and the holders of such principal amount of debt securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by the Subsidiary Issuer or Parent, within such period and is being diligently pursued and (ii) such notice may not be given with respect to any action taken, and reported publicly or to holders of the debt securities, more than two years prior to such notice; provided, further, that the trustee will have no obligation to determine when or if any holders have been notified of any such action or to track when such two-year period starts or concludes;

•	the Subsidiary Issuer or Parent or a court takes certain actions relating to the bankruptcy, insolvency or reorganization of the Subsidiary Issuer or Parent;

•
the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Finance Sub Indenture or Parent denies or disaffirms in writing its obligations under the Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Finance Sub Indenture; and

•
any other event of default provided for such series of debt securities; provided that no such event will constitute an event of default until the Subsidiary Issuer receives written notice of it from the trustee or by holders of at least 33% in principal amount of the debt securities of such series.

For the events of default applicable to a particular series of debt securities, see the applicable prospectus supplement relating to such series.
Any time period in the Finance Sub Indenture to cure any actual or alleged default with respect to any series of debt securities or event of default may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged default or event of default is the subject of litigation.
A default under the Subsidiary Issuer’s other indebtedness will not be a default under the Finance Sub Indenture, and a default under one series of debt securities will not necessarily be a default under another series.
The Finance Sub Indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days after the occurrence thereof, if known to the trustee, unless the default is cured or waived before the giving of such notice. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.
The trustee is not obligated to exercise any of its rights or powers under the Finance Sub Indenture at the request, order or direction of any of the holders of debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction.
Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, for such applicable series of debt securities.
The Finance Sub Indenture includes a covenant that the Subsidiary Issuer and the Parent will deliver to the trustee, within 120 days after the end of each fiscal year of the Subsidiary Issuer, a written statement of no default or specifying the nature and status of any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Finance Sub Indenture
Together with the trustee, the Subsidiary Issuer and Parent may modify the Finance Sub Indenture without the consent of the holders for limited purposes, including, but not limited to, adding to the covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities.
Together with the trustee, the Subsidiary Issuer and Parent may also make modifications and amendments to the Finance Sub Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series (voting as one class). However, without the consent of each affected holder, no modification may:
•	change the stated maturity of any debt security;
•	reduce the principal, the amount payable upon redemption of any debt security at our option or rate of interest;
•	change the currency in which any debt security or any premium or interest thereon is payable;
•	impair the right to sue for the enforcement of any payment after the stated maturity or redemption date;
•
reduce the percentage in principal amount of outstanding debt securities of any series that requires the holders thereof to consent to any modification, amendment or waiver under the Finance Sub Indenture;

•
modify the provisions in the Finance Sub Indenture relating to (i) adding provisions or changing or eliminating provisions of the Finance Sub Indenture which require the consent of holders, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase any applicable percentage or to provide that certain other provisions of the Finance Sub Indenture cannot be modified or waived without the consent of each applicable holder; or

•	adversely change, or release (other than in accordance with the Finance Sub Indenture) the Guarantee.
Notices to Holders
Notice shall be given to holders of debt securities (i) by mail to the addresses of the holders as they appear in the security register of the Subsidiary Issuer or (ii) by delivery of such notice to The Depository Trust Company (“DTC”) for posting through its “Legal Notice Service” (LENS) or a successor system thereof if such series of debt securities has been issued in the form of one or more global securities through DTC as depositary. In addition, notices to holder of a global security will be sufficiently given if given to the applicable depositary (or its designee) pursuant to the standing instructions from the applicable depositary or its designee, including by electronic mail in accordance with accepted practices at the applicable Depositary.
Title
The Subsidiary Issuer, the Parent, the trustee, and any agent of the Subsidiary Issuer or the trustee may treat the registered owner of any registered debt security as the absolute owner of that debt security for all purposes.
Replacement of Securities
The Subsidiary Issuer will replace debt securities that have been mutilated, destroyed, stolen or lost, but you will have to pay for the replacement, and in the case of a mutilated debt security, you will have to surrender the mutilated debt security to the trustee first. Additionally, debt securities that become destroyed, stolen, or lost will only be replaced by the Subsidiary Issuer upon your providing evidence of destruction, loss, or theft that the trustee and the Subsidiary Issuer find satisfactory. In the case of a mutilated, destroyed, lost, or stolen debt security, the Subsidiary Issuer may also require you, as the holder of the debt security, to indemnify the trustee and the Subsidiary Issuer before the Subsidiary Issuer will issue any replacement debt security.
Governing Law
The Finance Sub Indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.
Relationship with the Trustee
The Subsidiary Issuer or Parent may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the Finance Sub Indenture.
Covenants
The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the debt securities are outstanding, unless the applicable prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.
Merger. The Subsidiary Issuer or Parent may not, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer the properties and assets of the Subsidiary Issuer or Parent, as the case may be, substantially as an entirety, to another person unless:
•
in the case of the Subsidiary Issuer, the due and punctual payment of the principal of and premium, if any, and any interest on all the debt securities of the Subsidiary Issuer issued under the Finance Sub Indenture and the performance and observance of all of the covenants and conditions of the Finance Sub Indenture that the Subsidiary Issuer would otherwise have to perform, or, in the case of Parent, the performance of the Guarantee and the performance and observance of all covenants and conditions of the Finance Sub Indenture that Parent otherwise would have to perform, shall, in either case, be expressly assumed, by a supplemental indenture, executed and delivered by the successor to the Subsidiary Issuer or Parent, if other than the Subsidiary Issuer or Parent, as the case may be; and
•
the Subsidiary Issuer has delivered to the trustee an officer’s certificate and opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the conditions set forth in the Finance Sub Indenture.

The successor person will take over all of the Subsidiary Issuer’s or the Parent’s, as the case may be, rights and obligations under the Finance Sub Indenture.
Limitation on Liens. Parent has agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any Debt of Parent, any Subsidiary of Parent or any other person, or permit any Subsidiary of Parent to do so, without securing the debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:
•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries of Parent;
•	mortgages and liens existing on property at the time the property was acquired by Parent or a Subsidiary of Parent;
•
mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary of Parent that the Subsidiary of Parent owes to Parent or another Subsidiary of Parent;
•	any mortgages and liens securing industrial development, pollution control or similar revenue bonds;
•	with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

•
mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of Parent and Parent’s Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 10% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither Parent nor any Subsidiary of Parent owning Restricted Property may enter into any Sale and Leaseback Transaction unless Parent or such Subsidiary of Parent could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding debt securities without violating the “Limitation on Liens” covenant discussed above. Parent, or any such Subsidiary of Parent, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, Parent applies an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. Parent will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.
General. The covenants described above generally only restrict Parent’s and Parent’s Subsidiaries’ ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of Parent’s Consolidated Net Tangible Assets and which Parent’s board of directors believes are of material importance to the business of Parent and its Subsidiaries taken as a whole (see the definition of “Restricted Property” below). Other than the restrictions on liens and Sale and Leaseback Transactions described above, the Finance Sub Indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction involving Parent and its Subsidiaries.
Definitions.
We have summarized below definitions of some of the terms used in the Finance Sub Indenture.
“Consolidated Net Tangible Assets” means the total amount of Parent’s assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on Parent’s most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” means:
•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;
•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and
•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.
“Funded Debt” means:
•	Parent’s Debt or Debt of a Subsidiary of Parent owning Restricted Property, maturing by its terms more than one year after its creation; and
•	Debt classified as long-term debt under generally accepted accounting principles.
“Restricted Property” means:
•
any manufacturing facility, or portion thereof, owned or leased by Parent or any of Parent’s Subsidiaries and located within the continental United States which, in Parent’s board of directors’ opinion, is of material importance to Parent’s business and the business of Parent’s Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary of Parent owning any such manufacturing facility.
In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Sale and Leaseback Transaction” means any arrangement pursuant to which Parent or any Subsidiary of Parent leases from another person any Restricted Property that has been or is to be sold or transferred by Parent or the Subsidiary to such person, other than:
•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;
•	leases between Parent and a Subsidiary of Parent or between Subsidiaries of Parent;

•
leases executed by the time of, or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Subsidiary” means, when used with respect to any Person, an entity of which more than 50% of the outstanding capital stock having ordinary voting power (other than capital stock having such power only by reason of contingency) is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, Parent uses a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.

DESCRIPTION OF THE CAPITAL STOCK
Common Stock
As of the date of this prospectus, Parent is authorized to issue up to 4.5 billion shares of common stock, $0.10 par value per share. The common stock is listed on the New York Stock Exchange under the symbol “BMY.”
Dividends
Holders of common stock are entitled to receive dividends out of any assets legally available for payment of dividends as may from time to time be declared by Parent’s board of directors, subject to the rights of the holders of the preferred stock.
Voting
Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of common stock do not have cumulative voting rights. Except as otherwise provided by applicable law, rule or regulation, by the rules or regulations of any securities exchange applicable to Parent or Parent’s securities, or by Parent’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) or Parent’s by-laws (the “By-laws”), all matters shall be decided by the holders of a majority in voting power of the outstanding shares of stock of Parent present in person or by proxy and entitled to vote thereon.
Rights Upon Liquidation
In the event of Parent’s voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in Parent’s assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.
Board of Directors
The By-laws provide that Parent’s board of directors shall be a single class, elected annually at any meeting for the election of directors at which a quorum is present (a quorum being a majority of the stockholders), pursuant to a majority of the votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality of votes cast.
Preemptive and Other Rights
Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights. There are no sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of common stock are subject to the outstanding shares of $2.00 convertible preferred stock, and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Parent may designate and issue in the future.
Preferred Stock
The following is a description of general terms and provisions of Parent’s preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.
All the terms of the preferred stock are, or will be, contained in Parent’s Certificate of Incorporation and the certificate of designations relating to each series of the preferred stock, which will be filed with the SEC at or before the time Parent issues a series of the preferred stock.

Parent is authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. Parent’s $2.00 convertible preferred stock votes as a single class with Parent’s common stock, with each share entitled to a single vote. Subject to limitations prescribed by law, Parent’s board of directors is authorized at any time to:
•	issue one or more series of preferred stock;
•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and
•	determine the number of shares in any series.
Parent’s board of directors is also authorized to determine, for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to the series the following information:
•	whether dividends on that series of preferred stock will be cumulative and, if so, from which date;
•	the dividend rate;
•	the dividend payment date or dates;
•	the liquidation preference per share of that series of preferred stock, if any;
•	any conversion provisions applicable to that series of preferred stock;
•	any redemption or sinking fund provisions applicable to that series of preferred stock;
•	the voting rights of that series of preferred stock, if any; and
•	the terms of any other preferences or special rights applicable to that series of preferred stock.
The preferred stock, when issued, will be fully paid and nonassessable.
Dividends
Holders of preferred stock will be entitled to receive, when, as and if declared by Parent’s board of directors, cash dividends at the rates and on the dates as set forth in the applicable certificate of designations. Generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock.
Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other agreements governing certain transactions Parent may enter into.
Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable certificate of designations.
The holders of shares of the $2.00 convertible preferred stock have the right, at their option, to convert such shares into shares of common stock at any time, subject to, and in accordance with the terms of the applicable certificate of designation.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable certificate of designations.
Parent may redeem the $2.00 convertible preferred shares at Parent’s option, at any time, or from time to time for $50.00 together with an amount equal to any dividends accrued and unpaid thereon to the date of redemption.
Shares of preferred stock that Parent redeems or otherwise reacquires will, subject to the provisions of the Delaware General Corporation Law (the “DGCL”), resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance.
There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in the applicable certificate of designations.

Liquidation
In the event Parent voluntarily or involuntarily liquidates, dissolves or winds up its affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable certificate of designation, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock.
If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of Parent’s remaining assets.
Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.
Voting Rights
The holders of preferred stock will be entitled to such voting rights as provided in the certificate of designations with respect to a particular series and the Certificate of Incorporation. If and whenever accrued dividends on the preferred stock have not been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of all series of preferred stock at the time outstanding, then the holders of the preferred stock, voting separately as a class, will be entitled to elect two directors at the next annual or special meeting of the stockholders. During the time the holders of preferred stock are entitled to elect two additional directors, they are not entitled to vote with the holders of common stock in the election of any other directors. If all accumulated dividends on preferred stock have been paid in full, the holders of shares of preferred stock will no longer have the right to vote on directors except as provided for in the applicable certificate of designations, the term of office of each director so elected will terminate, and the number of Parent’s directors will, without further action, be reduced accordingly.
The vote of the holders of at least two-thirds of the outstanding shares of preferred stock voting only as a class is required to authorize any amendment to the Certificate of Incorporation or By-laws which would materially alter any existing provisions of the preferred stock or which would authorize a class of preferred stock ranking prior to the outstanding preferred stock as to dividends or assets. In addition, the vote of the holders of at least a majority of the outstanding shares of preferred stock voting together as a class is required to make effective any amendment to the Certificate of Incorporation authorizing the issuance of or any increase in the authorized amount of any class of preferred stock ranking on a parity with or increasing the number of authorized shares of preferred stock.
No Other Rights
The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, the Certificate of Incorporation or certificate of designations or as otherwise required by law.
Transfer Agent and Registrar
Parent will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.
Antitakeover Provisions
Provisions of the DGCL, the Certificate of Incorporation and the By-laws, which are summarized below, may have antitakeover effects and could delay, defer or prevent a tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest.

Delaware Law Antitakeover Statute
Parent is governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or

•	the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Bristol Myers Squibb.
Issuance of Undesignated Preferred Stock
Parent’s board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, to the extent not fixed by certain provisions set forth in the Certificate of Incorporation, designated from time to time by Parent’s board of directors. The existence of authorized but unissued shares of preferred stock would enable Parent’s board of directors to render more difficult or to discourage an attempt to obtain control of Parent by means of a merger, tender offer, proxy contest or other means.
No Cumulative Voting
The Certificate of Incorporation does not provide for cumulative voting.
Size of Board of Directors and Vacancies
The By-laws provide that the total number of Parent’s directors will be fixed from time to time by a majority vote of Parent’s board of directors. The By-laws further provide that, subject to the rights of holders of any series of preferred stock to elect directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in Parent’s board of directors, shall be filled by an affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any directors so elected shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.
Amendment to By-laws
Except as otherwise provided in the Certificate of Incorporation, the By-laws may be altered, amended or repealed or new by-laws may be made by the affirmative vote of the holders of record of a majority of Parent’s shares entitled to vote, at any annual or special meeting, or, by a vote of the majority of Parent’s board of directors, at any regular or special meeting at which a quorum is present.
Special Stockholder Meetings; Notice Requirements
Except as otherwise required by law and subject to the rights under the Certificate of Incorporation of the holders of any class or series of stock having a preference over Parent’s common stock, a special meeting of stockholders (1) may be called only by the chairman of Parent’s board of directors or by Parent’s board of directors pursuant to a resolution approved by a majority of Parent’s board of directors and (2) must be called by the secretary upon the written request of the record holders as of the Meeting Request Record Date (as defined in the By-laws) of at least 15% in voting power of the outstanding shares of Parent’s stock who have complied with the requirements in the By-laws. The By-laws provide advance notice procedures for stockholders seeking to bring business before its annual meeting of stockholders or to nominate candidates for election as directors at its annual meeting of stockholders. The By-laws also specify certain requirements regarding the form and content of a stockholder’s notice.
Exclusive Forum for Certain Lawsuits
The By-laws provide that, unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on Parent’s behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of Parent’s directors, officers or other employees to Parent or Parent’s stockholders, creditors or other constituents, (iii) action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, Parent’s Certificate of Incorporation or the By-laws or (iv) action asserting a claim against Parent or any of Parent’s directors, officers or other employees governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court of the State of Delaware. The By-laws also provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of Parent’s capital stock will be deemed to have notice of and consented to this forum selection provision.
This forum selection provision is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, the forum selection provision in the By-laws will not relieve Parent of Parent’s duties to comply with the federal securities laws and the rules and regulations thereunder, and Parent’s stockholders will not be deemed to have waived Parent’s compliance with these laws, rules and regulations.
However, this forum selection provision in the By-laws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Parent or any of Parent’s directors, officers and other employees, which may discourage lawsuits with respect to such claims, although Parent’s stockholders will not be deemed to have waived Parent’s compliance with federal securities laws and the rules and regulations thereunder. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, if a court were to find the provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Parent may incur additional costs associated with resolving such action in other jurisdictions, which could harm Parent’s business, operating results and financial condition.

DESCRIPTION OF THE DEPOSITARY SHARES
Parent may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If Parent does offer fractional shares of preferred stock, it will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights will include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
Holders of depositary receipts will agree to be bound by the deposit agreement, which will require holders to take certain actions such as filing proof of residence and paying certain charges.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, Parent’s Certificate of Incorporation and the certificate of designations for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with Parent’s approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of Parent’s voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever Parent redeems any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from Parent and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.
Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. Parent will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between Parent and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution relating to the preferred stock in connection with Parent’s dissolution, and that distribution has been made to all the holders of depositary shares.
Charges of Depositary
Parent will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Parent will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications Parent delivers to the depositary that Parent is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary—and at other places as it thinks is advisable—any reports and communications Parent delivers to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither Parent nor the depositary will be liable if either Parent or the depositary is prevented or delayed by law or any circumstance beyond their control in performing their respective obligations under the deposit agreement. Parent’s obligations and those of the depositary will be limited to performance in good faith of their respective duties under the deposit agreement. Neither Parent nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Parent and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to Parent of its election to do so. Parent may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.
Federal Income Tax Consequences
Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:
•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;
•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and
•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

DESCRIPTION OF THE WARRANTS
Parent may issue warrants for the purchase of Parent’s debt securities, preferred stock or common stock. Warrants may be issued independently or together with Parent’s debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Parent and a bank or trust company, as warrant agent. The warrant agent will act solely as Parent’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.
The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities, preferred stock or common stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information Parent thinks is important about the warrants.

PLAN OF DISTRIBUTION
General
Parent and Finance Sub may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.
A prospectus supplement relating to a particular offering of securities may include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the securities;
•	the net proceeds to Parent or Finance Sub from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.
Underwriting Compensation
Parent and Finance Sub may offer these securities to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from Parent or Finance Sub or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If Parent or Finance Sub uses an underwriter or underwriters in the sale of particular securities, they will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the applicable prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the applicable prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from Parent or Finance Sub and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the applicable prospectus supplement will identify the underwriter or agent and describe the compensation received from Parent or Finance Sub.
Indemnification
Parent and Finance Sub may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by Parent and Finance Sub against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions
Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for Parent, Finance Sub and/or Parent’s or Finance Sub’s affiliates from time to time in the ordinary course of business.
Delayed Delivery Contracts
Parent and Finance Sub may authorize underwriters or other persons acting as their agents to solicit offers by institutions to purchase securities from them pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases Parent or Finance Sub, as applicable, must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The legal validity of the securities of Parent offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York. The legal validity of the debt securities of Finance Sub offered by this prospectus will be passed upon for us by Arthur Cox LLP.

EXPERTS
The financial statements of Bristol-Myers Squibb Company incorporated by reference in this prospectus, and the effectiveness of Bristol-Myers Squibb Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE
Parent files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on or accessible through the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025, including the information in Parent’s proxy statement that is part of Parent’s Schedule 14A, filed with the SEC on March 26, 2025, that is incorporated by reference in that Annual Report on Form 10-K;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 24, 2025, for the quarter ended June 30, 2025, filed with the SEC on July 31, 2025, and for the quarter ended September 30, 2025, filed with the SEC on October 30, 2025; and

•	Current Reports on Form 8-K, filed on February 18, 2025, May 7, 2025 and July 25, 2025.
Furthermore, all future filings made by Parent with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.
We encourage you to read Parent’s periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of Parent’s SEC filings through our website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. The information contained on or accessible through our website is not a part of this prospectus. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08543
Attention: Office of the Corporate Secretary
Telephone: (609) 252-4621

ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS
The Finance Sub Indenture and debt securities will be governed by New York law. Finance Sub is a designated activity company limited by shares incorporated under the laws of Ireland and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it may issue in the future that are fully and unconditionally guaranteed by Parent. In addition, all of Finance Sub’s directors, and all or a substantial portion of the assets of the Finance Sub, are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Finance Sub or to enforce against Finance Sub in United States courts, judgments obtained in such courts in civil and commercial matters, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Finance Sub has, however, agreed to appoint Parent to be its authorized agent for service of process with respect to actions arising out of or based on the Finance Sub Indenture, the Securities (as defined in the Finance Sub Indenture) or the transactions contemplated thereby.
There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in the courts of Ireland, and there is doubt as to whether the courts in Ireland would enter judgments in original actions brought in courts of Ireland based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Ireland. As a result, and as the United States is not a party to any convention with Ireland in respect of the enforcement of judgments, common law rules would apply in order to determine whether a judgment of the federal or state courts of the United States is enforceable in Ireland. A judgment of the courts of the State of New York will be enforced by the courts of Ireland if the following general requirements are met:
(i)
the federal or state court of the United States must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(ii)
the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. However, where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

However, Irish courts may refuse to enforce a judgment of the courts of the State of New York which meets the above requirements for one of the following reasons:
(i)	if the judgment is not for a definite sum of money;
(ii)	if the judgment was obtained by fraud;
(iii)	the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;
(iv)	the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland;
(v)
jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules;

(vi)	if the judgment is irreconcilable with an earlier judgment of the federal or state court of the United States; or
(vii)	if enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the federal or state court of the United States.
Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against Finance Sub and its directors. Courts of Ireland may not recognize or enforce judgments against Finance Sub and its directors to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the courts of Ireland to be or not be punitive or penal in nature.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by us in connection with the offerings described in this registration statement:

Securities and Exchange Commission Registration Fee	$ (1)
Trustee’s Fees	(2)
Printing and Engraving Expenses	(2)
Rating Agency Fees	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Miscellaneous Expenses	(2)
Total Expenses	$ (2)

(1)	Applicable Securities and Exchange Commission registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
(2)	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Bristol-Myers Squibb Company
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
Under the terms of our By-laws and subject to the applicable provisions of Delaware law, we have agreed to indemnify each of our directors and officers and, subject to the discretion of the board of directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.
Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director or an officer for monetary damages for breach of fiduciary duty as a director or officer. The Company’s Amended and Restated Certificate of Incorporation eliminates, subject to the provisions of the DGCL, the liability of directors and officers for monetary damages for breach of fiduciary duty except for such liability of (i) a director or officer, for a breach of the director’s or officer’s, as applicable, duty of loyalty to the Company or its stockholders, (ii) a director or officer as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL relating to the unlawful payment of dividends or unlawful stock purchase or redemption, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Company.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company, in addition to the limitation on personal liability provided in the Company’s Amended and Restated Certificate of Incorporation shall be limited to the fullest extent permitted by the DGCL as so amended.
The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers.
BMS Ireland Capital Funding Designated Activity Company
BMS Ireland Capital Funding Designated Activity Company is a designated activity company limited by shares and incorporated under the laws of Ireland.
Under Irish law, a company may not exempt or indemnify its directors or the secretary from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors or secretaries may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.
The Irish Companies Act 2014 (as amended) (the “Companies Act”) only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary. Any obligation of an Irish company which purports to indemnify a director or secretary of an Irish company over and above this will be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.
BMS Ireland Capital Funding Designated Activity Company’s articles of association provide, subject to the provisions of and so far as may be permitted by section 235(3) of the Companies Act, that every director, secretary and other officer (excluding statutory auditors) of the BMS Ireland Capital Funding Designated Activity Company shall be entitled to be indemnified by the BMS Ireland Capital Funding Designated Activity Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the BMS Ireland Capital Funding Designated Activity Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

ITEM 16.	EXHIBITS.

Exhibit No.
1a.	Form of Underwriting Agreement.(1)
4a.	Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company and The Bank of New York Mellon, as successor to The Chase Manhattan Bank.(2)
4b.	Form of Subordinated Indenture with a trustee to be named later.(3)
4c.	Indenture, dated as of October 31, 2025, among BMS Ireland Capital Funding Designated Activity Company, Bristol-Myers Squibb Company and The Bank of New York Mellon (the “Finance Sub Indenture”).(4)
4d.	Form of Senior Debt Security.(5)
4e.	Form of Subordinated Debt Security.(1)
4f.	Form of BMS Ireland Capital Funding Designated Activity Company Debt Security (included in Exhibit 4(c) to this registration statement).(4)
4g.	Form of Certificate of Designations.(1)
4h.	Form of Preferred Stock Certificate.(1)
4i.	Form of Deposit Agreement.(1)
4j.	Form of Depositary Receipt (to be included as an Exhibit to the Form of Deposit Agreement).(1)
4k.	Form of Warrant Agreement.(1)
4l.	Form of Warrant Certificate.(1)
5a.	Opinion of Kirkland & Ellis LLP.(4)
5b.	Opinion of Arthur Cox LLP.(4)
23a.	Consent of Deloitte & Touche LLP.(4)
23b.	Consent of Kirkland & Ellis LLP (included in Exhibit 5(a) to this registration statement).
23c.	Consent of Arthur Cox LLP (included in Exhibit 5(b) to this registration statement).
24a.	Powers of Attorney of Bristol-Myers Squibb Company.(6)
24b.	Powers of Attorney of BMS Ireland Capital Funding Designated Activity Company (included in the signature pages hereof).
25a.	Statement of Eligibility on Form T-1 of The Bank of New York Mellon to act as Trustee under the Senior Indenture, dated June 1, 1993.(6)
25b.	Statement of Eligibility on Form T-1 of the Trustee to be named later under the form of Subordinated Indenture.(7)
25c.	Statement of Eligibility on Form T-1 of The Bank of New York Mellon to act as Trustee under the form of the Finance Sub Indenture.(4)
107	Filing Fee Table.(4)

(1)	To be filed by amendment or as an Exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.
(2)	Incorporated by reference to Exhibit (4)(a) to our Registration Statement on Form S-3, SEC File No. 333-150471, filed on April 28, 2008.
(3)	Incorporated by reference to Exhibit (4)(b) to our Registration Statement on Form S-3, SEC File No. 333-65444, filed on July 19, 2001.
(4)	Filed herewith.
(5)	Incorporated by reference to Exhibit (4)(c) to our Registration Statement on Form S-3, SEC File No. 333-65444, filed on August 9, 2001.
(6)	Incorporated by reference to Exhibit 24(a) to our Registration Statement on Form S-3, SEC File No. 333-283810, filed on December 13, 2024.
(7)	To be filed pursuant to Section 305(b)(2) of Trust Indenture Act of 1939, as amended.
ITEM 17.	UNDERTAKINGS.
(a)	Each of the undersigned registrants hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Bristol-Myer Squibb Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(c)
Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Bristol-Myers Squibb Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of October, 2025.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Christopher S. Boerner, Ph.D.
Christopher S. Boerner, Ph.D. Chair of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chair of the Board and Chief Executive Officer (Principal Executive Officer)	October 31, 2025
Christopher S. Boerner, Ph.D.
/s/ *	Chief Financial Officer (Principal Financial Officer)	October 31, 2025
David V. Elkins
/s/ *	Senior Vice President and Corporate Controller (Principal Accounting Officer)	October 31, 2025
Phil M. Holzer
/s/ *	Director	October 31, 2025
Peter J. Arduini
/s/ *	Director	October 31, 2025
Deepak L. Bhatt, M.D., M.P.H.
/s/ *	Director	October 31, 2025
Julia A. Haller, M.D.
/s/ *	Director	October 31, 2025
Michael R. McMullen
/s/ *	Director	October 31, 2025
Manuel Hidalgo Medina, M.D., Ph.D.
/s/ *	Director	October 31, 2025
Paula A. Price
/s/ *	Director	October 31, 2025
Derica W. Rice
/s/ *	Lead Independent Director	October 31, 2025
Theodore R. Samuels
/s/ *	Director	October 31, 2025
Karen H. Vousden, Ph.D.
/s/ *	Director	October 31, 2025
Phyllis R. Yale

* By:	/s/ Amy Fallone
Amy Fallone Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, BMS Ireland Capital Funding Designated Activity Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of October, 2025.

BMS IRELAND CAPITAL FUNDING DESIGNATED ACTIVITY COMPANY

By:	/s/ Daragh Byrne
Daragh Byrne Director

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Cari Gallman and Amy Fallone as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney in fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorney in fact or agent shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daragh Byrne	Director	October 31, 2025
Daragh Byrne

/s/ Laura Tunney	Director	October 31, 2025
Laura Tunney

/s/ Barry Sexton	Director	October 31, 2025
Barry Sexton